UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 28, 2010

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-34591	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

 (Address of Principal Executive Offices)

(86) 510-8338-6339

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 28, 2010, Ying (Teresa) Zhang resigned as chief financial officer of China Wind Systems, Inc. (the “Company”).  There were no disagreements between Ms. Zhang and the Company or any officer or director of the Company which led to Ms. Zhang’s resignation.

The Company’s board of directors appointed Fernando Liu as chief financial officer, effective January 1, 2011.  There are no understandings or arrangements between Mr. Liu and any other person pursuant to which Mr. Liu was elected as an executive officer. Mr. Liu does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Pursuant to an agreement entered into with the Company, Mr. Liu shall receive an initial annual salary of RMB500,000 (approximately US$75,850) subject to adjustment.   Mr. Liu shall also receive 30,000 shares of common stock, issuable in quarterly installments of 7,500 shares on each of the first business day of January, April July, and October 2011, provided that Mr. Liu is employed by the Company on those dates.  The agreement has an initial term of one year and continues on a month to month basis thereafter.  The agreement may be terminated by the Company without cause on 30 days prior written notice.

Mr. Liu, age 28, was an analyst for Barron Partners LP, an investment fund, from 2007 until December 2010, serving as Barron’s China Region chief executive officer. From 2004 until 2007, Mr. Liu was an analyst and senior analyst for Eos Funds, an investment fund.  Mr. Liu received his bachelor of commerce degree, with honors, in accounting and finance from the University of British Columbia and he is a certified public accountant.

Item 7.01 Regulation FD Disclosure.

On January 4, 2011, the Company announced Ms. Zhang’s resignation and Fernando Liu’s appointment as chief financial officer and Ana Liu’s appointment as controller.  A copy of the press release that discusses this matter is filed as Exhibit 99.2 to, and incorporated by reference in, this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

             The Company hired Ms. Ana Liu, as controller, effective January 1, 2011.  Ms. Liu is the sister of Fernando Liu, who is the Company’s chief financial officer. Prior to joining the Company, Ms. Liu, a chartered accountant, served as a senior accountant at SAP, a provider of business software solutions, and as an auditor at the accounting firm of Wolrige Mahon LLP. She holds a bachelor of commerce degree in accounting and transportation and logistics from the University of British Columbia. The controller is not an executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Employment Agreement dated January 1, 2011, between China Wind Systems, Inc. and Fernando Liu.
Exhibit 99.2	Press Release, dated January 4, 2011, issued by China Wind Systems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2011	China Wind Systems, Inc.

By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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